Exhibit 99

COSTCO 401(K)

RETIREMENT PLAN

c/o T. Rowe Price, PO Box 17349

Baltimore MD 21297-1349

[Name and Address of Participant]

Account At a Glance

Beginning Balance	$5,280.22
+ Cash In	$3,901.40
- Cash Out	-$2,550.00
+ Gain/Loss	$664.24
Ending Balance	$7,295.86
+ Outstanding Loan Balance	$2,328.20
Total Account Value	$9,624.06

Vested Balance	$7,295.86
Change this Period	$2,015.64

Cash In is the total of all contributions or payments made to your account; Cash Out is the total of all amounts taken out.

Gain/Loss is the total of increases and/or reductions in value for all investments in your account.

Account Growth

[Graph - Line Graph]

Ending Balance

Employee + Employer Contributions

Employee Contributions

This chart tracks the growth over time of your investments and contributions. Any balance transferred from a previous recordkeeper will be shown as a "conversion in."

_______________________

Retirement Account Summary

November 16, 2003 to November 17, 2004

Review your account online: http://rps.troweprice.com or call: 1-800-922-9945

To change your name/address: If active: contact payroll; If terminated: contact T. Rowe Price.

Please review your statement and report any errors to T. Rowe Price within 6	days.

Account Allocation

[Graph - Pie Chart]

12.4% Growth

87.6% Income

Percentages are rounded

Account Allocation shows how the money you've previously invested is distributed over different investment categories.

Future Investments (shown in subsequent modules) shows how any new contributions will be distributed.

[Name of participant] Retirement Account Summary	November 16, 2003 to November 17, 2004

About Your Retirement Plan

This statement includes payroll dates of 7/9, 7/23, 8/6, 8/20, 9/3, and 9/17. A convenient way to automatically increase your plan contributions each year is now available. Experts suggest increasing your contributions with each salary increase so the effect on your take-home pay is not as noticeable. When the auto-increase service is activated, your payroll deductions increase automatically for you, so you don't ever have to worry about it. Simply call the Plan Account Line at 1-800-922-9945, or log in to myRetirementPlan at rps.troweprice.com, click the My Services tab, and select Auto-Increase.

Contributions

Contribution Type	This Period	Since Joining T. Rowe Price	Employee Contributions per Pay Period Salary Deferral	1%
Pre Tax	$1,102.09	$1,923.81
Employee Total	$1,102.09	$1,923.81
Company Match	$546.62	$957.50
Profit Sharing	$2,036.13	$5,525.50
Employer Total	$2,582.75	$6,483.00

This section shows contributions made to your account, net of any contributions that may have been returned to you as an excess. It does not reflect any money you may have taken out of your account

Investment Summary

	Current Allocation as of November 17, 2004				Future Investments as of November 24, 2004
Investment	Number of Shares	Share Price	Ending Balance	% of Assets	Pre-tax
Growth
Costco Stock	6.8642	$48.97	$336.14	4.6%	10%
T. Rowe Price Equity Index 500	8.7624	$31.92	$279.69	3.8%	10%
T. Rowe Price Mid Cap Growth	5.9799	$48.91	$292.48	4.0%	10%
Total Growth				12.4%

Income
T. Rowe Price Spectrum Income	529.2090	$12.07	$6,387.55	87.6%	70%
Total Income				87.6%

Total			$7,295.86	100%	100.0%

Outstanding Loan Balance			$2,328.20

Total Account Value			$9,624.06

The percent of assets column reflects how your current assets are allocated. Future investments percentages show how new money will be allocated to your account as of the date in the section heading.

Costco Stock

average cost : $38.7	cost basis : $266.11

At the point of distribution, there is no tax implication of cost basis for investments other than company stock held in a retirement account.

Activity by Investment

				Gain/Loss
Investment	Beginning Balance	Cash In and Transfers In	Cash Out and Transfer Out	Dividends	Market Fluctuation	Ending Balance
Growth
Costco Stock	$0.00	$354.63	-$95.04	$1.23	$75.32	$336.14
T. Rowe Price Equity Index 50	$0.00	$354.52	-$90.87	$2.41	$13.63	$279.69
T. Rowe Price Mid Cap Growth	$0.00	$354.61	-$92.32	$0.00	$30.19	$292.48

[Name of participant] Retirement Account Summary	November 16, 2003 to November 17, 2004

Income
T. Rowe Price Spectrum Income	$5,280.22	$2,837.64	-$2,271.77	$296.85	$244.61	$6,387.55
Total	$5,280.22	$3,901.40	-$2,550.00	$300.49	$363.75	$7,295.86

Outstanding Loan Balance						$2,328.20

Total Account Value						$9,624.06

What has your fund earned? Don't be misled by the market fluctuation number, which shows only the change in the fund's share price since your last statement. It does not reflect the fund's payment of dividends and interest, nor the reinvestment of dividends and interest into your account. When reviewing gain/loss, look at both the market fluctuation and the dividends and interest paid to determine performance.

Loan Summary

					This Period
Loan Number	Loan Amount	Loan Rate	Loan Date	Estimated Payoff Date	Principal Payment	Interest Payment	Outstanding Balance

Loan 01	$2,500.00	6.000%	07/20/2004	07/2008	$171.80	$44.76	$2,328.20

The payoff date is estimated and may change if you make pre-payments on your loan.

Your outstanding loan balance represents 24.19% of your total account value.

Beneficiary Information

You have not designated a beneficiary for your retirement account. Federal law generally dictates that your spouse is automatically the beneficiary of all or a portion of your savings plan if you die. Contact T. Rowe Price if you need a beneficiary form or if you want to designate a new beneficiary.

Transaction Detail

		Transaction Information			Running Balance
Fund/Date	Transaction	Amount	Share Price	Number of Shares	Shares Owned

Growth
Costco Stock (Average cost per share $38.77)
11/15/2003	Beginning Balance	$0.00	$34.16	0.0000	0.0000
01/27/2004	Contribution	$6.27	$37.15	0.1688	0.1688
02/10/2004	Contribution	$7.10	$38.80	0.1830	0.3518
02/24/2004	Contribution	$5.90	$38.59	0.1528	0.5046
03/10/2004	Contribution	$7.05	$37.85	0.1863	0.6909
03/12/2004	Contribution	$203.61	$37.76	5.3915	6.0824
03/24/2004	Contribution	$6.27	$36.56	0.1715	6.2539
05/04/2004	Contribution	$11.62	$37.69	0.3083	6.5622
05/18/2004	Contribution	$10.50	$36.49	0.2877	6.8499
06/01/2004	Dividend	$0.66	$38.02	0.0174	6.8673
06/02/2004	Contribution	$11.88	$38.47	0.3088	7.1761
06/15/2004	Contribution	$8.04	$41.58	0.1934	7.3695
06/29/2004	Contribution	$10.99	$40.93	0.2685	7.6380
07/13/2004	Contribution	$11.33	$41.15	0.2754	7.9134
07/20/2004	Loan Withdrawal	-$92.05	$40.97	-2.2465	5.6669
07/21/2004	Fee	-$2.99	$41.46	-0.0721	5.5948
07/27/2004	Contribution	$12.09	$40.96	0.2952	5.8900
08/10/2004	Contribution	$2.40	$40.72	0.0589	5.9489
	Loan Repayment	$2.71	$40.72	0.0665	6.0154

[Name of participant] Retirement Account Summary	November 16, 2003 to November 17, 2004

Transaction Detail (continued)

		Transaction Information			Running Balance
Fund/Date	Transaction	Amount	Share Price	Number of Shares	Shares Owned

08/24/2004	Contribution	$2.15	$42.09	0.0511	6.0665
	Loan Repayment	$2.71	$42.09	0.0644	6.1309
08/27/2004	Dividend	$0.57	$42.14	0.0135	6.1444
09/08/2004	Contribution	$2.38	$40.45	0.0588	6.2032
	Loan Repayment	$2.71	$40.45	0.0669	6.2701
09/21/2004	Contribution	$2.19	$41.34	0.0530	6.3231
	Loan Repayment	$2.71	$41.34	0.0656	6.3887
10/05/2004	Contribution	$4.81	$43.43	0.1107	6.4994
	Loan Repayment	$2.71	$43.43	0.0624	6.5618
10/19/2004	Contribution	$2.06	$46.24	0.0445	6.6063
	Loan Repayment	$2.71	$46.24	0.0586	6.6649
11/02/2004	Contribution	$2.42	$48.72	0.0496	6.7145
	Loan Repayment	$2.71	$48.72	0.0556	6.7701
11/17/2004	Contribution	$1.89	$48.90	0.0387	6.8088
	Loan Repayment	$2.71	$48.90	0.0554	6.8642

T. Rowe Price Equity Index 500 (Average cost per share $30.22)

11/15/2003	Beginning Balance	$0.00	$28.35	0.0000	0.0000
01/27/2004	Contribution	$6.26	$30.82	0.2031	0.2031
02/10/2004	Contribution	$7.09	$30.88	0.2296	0.4327
02/24/2004	Contribution	$5.89	$30.73	0.1917	0.6244
03/10/2004	Contribution	$7.05	$30.34	0.2324	0.8568
03/12/2004	Contribution	$203.62	$30.26	6.7290	7.7988
03/29/2004	Dividend	$0.70	$30.23	0.0232	7.8220
05/04/2004	Contribution	$11.63	$30.18	0.3854	8.2074
05/18/2004	Contribution	$10.49	$29.45	0.3562	8.5636
06/02/2004	Contribution	$11.87	$30.38	0.3907	8.9543
06/15/2004	Contribution	$8.04	$30.58	0.2629	9.2172
06/28/2004	Dividend	$0.91	$30.52	0.0298	9.2470
06/29/2004	Contribution	$11.00	$30.60	0.3594	9.6064
07/13/2004	Contribution	$11.32	$30.05	0.3767	9.9831
07/20/2004	Loan Withdrawal	-$88.95	$29.88	-2.9769	7.0062
07/21/2004	Fee	-$1.92	$29.48	-0.0651	6.9411
07/27/2004	Contribution	$12.09	$29.51	0.4097	7.3508
08/10/2004	Contribution	$2.39	$29.10	0.0821	7.4329
	Loan Repayment	$2.70	$29.10	0.0928	7.5257
08/24/2004	Contribution	$2.14	$29.59	0.0723	7.5980
	Loan Repayment	$2.71	$29.59	0.0916	7.6896
09/08/2004	Contribution	$2.38	$30.16	0.0789	7.7685
	Loan Repayment	$2.71	$30.16	0.0898	7.8583
09/21/2004	Contribution	$2.19	$30.52	0.0717	7.9300
	Loan Repayment	$2.70	$30.52	0.0885	8.0185
09/28/2004	Dividend	$0.80	$29.91	0.0267	8.0452
10/05/2004	Contribution	$4.81	$30.57	0.1574	8.2026
	Loan Repayment	$2.70	$30.57	0.0883	8.2909
10/19/2004	Contribution	$2.05	$29.74	0.0690	8.3599
	Loan Repayment	$2.71	$29.74	0.0912	8.4511
11/02/2004	Contribution	$2.41	$30.49	0.0790	8.5301
	Loan Repayment	$2.70	$30.49	0.0885	8.6186
11/17/2004	Contribution	$1.88	$31.92	0.0589	8.6775
	Loan Repayment	$2.71	$31.92	0.0849	8.7624
11/17/2004	Ending Balance	$279.69	$31.92	8.7624	8.7624

T. Rowe Price Mid Cap Growth (Average cost per share $43.88)

11/15/2003	Beginning Balance	$0.00	$41.31	0.0000	0.0000
01/27/2004	Contribution	$6.26	$44.46	0.1408	0.1408
02/10/2004	Contribution	$7.10	$44.66	0.1590	.2998
02/24/2004	Contribution	$5.90	$43.77	0.1348	0.4346
03/10/2004	Contribution	$7.04	$43.54	0.1617	0.5963
03/12/2004	Contribution	$203.61	$43.70	4.6593	5.2556

[Name of participant] Retirement Account Summary	November 16, 2003 to November 17, 2004

Transaction Detail (continued)

		Transaction Information			Running Balance
Fund/Date	Transaction	Amount	Share Price	Number of Shares	Shares Owned

03/24/2004	Contribution	$6.28	$42.52	0.1477	5.4033
05/04/2004	Contribution	$11.61	$44.39	0.2616	5.6649
05/18/2004	Contribution	$10.49	$43.12	0.2432	5.9081
06/02/2004	Contribution	$11.87	$45.09	0.2632	6.1713
06/15/2004	Contribution	$8.05	$45.09	0.1785	6.3498
06/29/2004	Contribution	$10.98	$45.79	0.2398	6.5896
07/13/2004	Contribution	$11.33	$44.36	0.2554	6.8450
07/20/2004	Loan Withdrawal	-$90.56	$44.40	-2.0396	4.8054
07/21/2004	Fee	-$1.76	$43.44	-0.0405	4.7649
07/27/2004	Contribution	$12.09	$42.95	0.2815	5.0464
08/10/2004	Contribution	$2.39	$41.82	0.0572	5.1036
	Loan Repayment	$2.71	$41.82	0.0648	5.1684
08/24/2004	Contribution	$2.15	$42.76	0.0502	5.2186
	Loan Repayment	$2.71	$42.76	0.0633	5.2819
09/08/2004	Contribution	$2.38	$43.82	0.0543	5.3362
	Loan Repayment	$2.71	$43.82	0.0618	5.3980
09/21/2004	Contribution	$2.20	$45.36	0.0485	5.4465
	Loan Repayment	$2.71	$45.36	0.0597	5.5062
10/05/2004	Contribution	$4.81	$46.13	0.1043	5.6105
	Loan Repayment	$2.72	$46.13	0.0589	5.6694
10/19/2004	Contribution	$2.07	$44.97	0.0460	5.7154
	Loan Repayment	$2.71	$44.97	0.0602	5.7756
11/02/2004	Contribution	$2.42	$46.52	0.0520	5.8276
	Loan Repayment	$2.71	$46.52	0.0582	5.8858
11/17/2004	Contribution	$1.89	$48.91	0.0387	5.9245
	Loan Repayment	$2.71	$48.91	0.0554	5.9799
11/17/2004	Ending Balance	$292.48	$48.91	5.9799	5.9799

Income

T. Rowe Price Spectrum Income (Average cost per share $11.17)

11/15/2003	Beginning Balance	$5,280.22	$11.54	457.5580	457.5580
11/19/2003	Contribution	$70.52	$11.53	6.1160	463.6740
11/28/2003	Dividend	$16.62	$11.54	1.4410	465.1150
12/03/2003	Contribution	$70.10	$11.58	6.0530	471.1680
12/17/2003	Contribution	$62.78	$11.66	5.3842	476.5522
	Dividend	$28.28	$11.66	2.4254	478.9776
12/31/2003	Contribution	$72.92	$11.77	6.1954	485.1730
	Dividend	$23.82	$11.77	2.0237	487.1967
01/13/2004	Contribution	$79.46	$11.91	6.6717	493.8684
01/27/2004	Contribution	$43.85	$11.94	3.6726	497.5410
01/30/2004	Dividend	$18.57	$11.84	1.5683	499.1093
02/10/2004	Contribution	$49.68	$11.90	4.1748	503.2841
02/24/2004	Contribution	$41.26	$11.89	3.4701	506.7542
02/27/2004	Dividend	$17.88	$11.88	1.5050	508.2592
03/10/2004	Contribution	$49.33	$11.88	4.1523	512.4115
03/12/2004	Contribution	$1,425.29	$11.86	120.1762	632.5877
03/24/2004	Contribution	$43.92	$11.84	3.7095	636.2972
03/31/2004	Dividend	$25.36	$11.89	2.1329	638.4301
04/30/2004	Dividend	$26.28	$11.61	2.2636	640.6937
05/04/2004	Contribution	$81.36	$11.63	6.9957	647.6894
05/18/2004	Contribution	$73.46	$11.42	6.4326	654.1220
05/28/2004	Dividend	$23.74	$11.55	2.0554	656.1774
06/02/2004	Contribution	$83.11	$11.54	7.2019	663.3793
06/15/2004	Contribution	$56.30	$11.55	4.8745	668.2538
06/29/2004	Contribution	$76.95	$11.59	6.6393	674.8931
06/30/2004	Dividend	$30.26	$11.62	2.6041	677.4972
07/13/2004	Contribution	$79.26	$11.65	6.8034	684.3006
07/20/2004	Loan Withdrawal	-$2,228.44	$11.68	-190.7911	493.5095
07/21/2004	Fee	-$43.33	$11.62	-3.7289	489.7806
07/27/2004	Contribution	$84.65	$11.57	7.3164	497.0970
07/30/2004	Dividend	$24.49	$11.61	2.1094	499.2064
08/10/2004	Contribution	$16.76	$11.66	1.4374	500.6438

[Name of participant] Retirement Account Summary	November 16, 2003 to November 17, 2004

Transaction Detail (continued)

		Transaction Information			Running Balance
Fund/Date	Transaction	Amount	Share Price	Number of Shares	Shares Owned

	Loan Repayment	$18.95	$11.66	1.6252	502.2690
08/24/2004	Contribution	$15.00	$11.69	1.2831	503.5521
	Loan Repayment	$18.94	$11.69	1.6202	505.1723
08/31/2004	Dividend	$18.89	$11.76	1.6064	506.7787
09/08/2004	Contribution	$16.64	$11.77	1.4137	508.1924
	Loan Repayment	$18.94	$11.77	1.6092	509.8016
09/21/2004	Contribution	$15.35	$11.86	1.2943	511.0959
	Loan Repayment	$18.95	$11.86	1.5978	512.6937
09/30/2004	Dividend	$22.76	$11.82	1.9255	514.6192
10/05/2004	Contribution	$33.65	$11.84	2.8420	517.4612
	Loan Repayment	$18.94	$11.84	1.5997	519.0609
10/19/2004	Contribution	$14.40	$11.84	1.2162	520.2771
	Loan Repayment	$18.94	$11.84	1.5997	521.8768
10/29/2004	Dividend	$19.90	$11.95	1.6652	523.5420
11/02/2004	Contribution	$16.89	$11.93	1.4157	524.9577
	Loan Repayment	$18.95	$11.93	1.5885	526.5462
11/17/2004	Contribution	$13.20	$12.07	1.0936	527.6398
	Loan Repayment	$18.94	$12.07	1.5692	529.2090
11/17/2004	Ending Balance	$6,387.55	$12.07	529.2090	529.2090

A Word from T. Rowe Price

Announcing: Costco Common Stock Dividend Election

Your dividend on Costco stock held in your Plan account on a dividend record date will be used to purchase additional shares of Costco stock unless you elect to receive a check for the dividend. This change takes effect in Oct. 2004. If you choose to receive a dividend check, it will be taxed as ordinary income and will not be eligible for rollover to an IRA. If you would like to receive your dividend via check, you should contact T. Rowe Price after 10/15/2004 but no later than 4 p.m. Eastern time of the last business day before the dividend payment date. Your election to reinvest or receive a check will continue for future Costco stock dividends until you change your election by contacting T. Rowe Price by phone at the number on this statement.

Additional Investment Information

Prospectuses, annual and semi-annual reports for T. Rowe Price Mutual Funds are available online at rps.troweprice.com. For information on how to obtain prospectuses, annual and semi-annual reports for other plan investments, call your plan's toll-free number.

Effective 1/1/05, the T. Rowe Price Funds' Excessive Trading Policy will be modified to permit one "round trip" (one purchase and one sale or one sale and one purchase) in a T. Rowe Price Fund every 90 calendar days. The previous policy had a 120 day period. The policy applies to participant-directed exchanges. These changes will apply to all shares purchased prior to and after this date.

Performance September 30, 2004

Your Funds	Investment	3 Months	Date	1 Year	3 Years	5 Years	10 Years	Since Inception	Inception Date

	Your Account Return	1.55%	2.93%	7.71%	7.82%	-	-	7.56%	02/28/2001
	Growth
	American New Perspective	-1.19%	1.71%	17.65%	9.12%	3.95%	11.24%	-	03/13/1973
Þ	Costco Stock	1.05%	12.23%	33.95%	5.47%	3.00%	17.91%	-	10/22/1993
	Davis New York Venture A Fund	-1.18%	3.23%	19.05%	8.02%	4.27%	13.28%	-	02/17/1969
	Growth Fund of America	-2.34%	2.12%	14.56%	7.51%	4.53%	13.68%	-	11/01/1958
Þ	T. Rowe Price Equity Index 500	-1.95%	1.23%	13.48%	3.77%	-1.57%	10.78%	-	03/30/1990

[Name of participant] Retirement Account Summary	November 16, 2003 to November 17, 2004

Performance September 30, 2004

Your Funds	Investment	3 Months	Date	1 Year	3 Years	5 Years	10 Years	Since Inception	Inception Date

	S&P 500 Index	-1.87%	1.51%	13.87%	4.05%	-1.31%	11.08% -	-
	T. Rowe Price International Stock	-1.97%	-.35%	14.34%	5.54%	-2.91%	3.23%	-	05/09/1980
	Lipper Int'l Large Cap Growth Funds Average	-1.57%	-.22%	15.36%	3.25%	-5.35%	1.74%	-	-

Þ	T. Rowe Price Mid Cap Growth	-2.14%	5.41%	18.44%	11.65%	7.93%	14.33%	-	06/30/1992
	Lipper Mid-Cap Growth Fund Index	-4.81%	.22%	11.22%	4.98%	-.99%	8.49%	-	-
	T. Rowe Price Small Cap Stock	-1.53%	5.54%	19.98%	12.66%	10.90%	12.99%	-	06/01/1956
	Lipper Small-Cap Core Fund Index	-1.43%	6.22%	21.99%	13.77%	10.50%	11.64%	-	-
	Vanguard Asset Allocation Fund	.00%	2.49%	12.75%	5.85%	2.70%	11.22%	-	11/03/1988
	Asset Allocation Composite Index	-.06%	2.11%	9.91%	4.93%	2.03%	10.04%	-	-

	Income
Þ	T. Rowe Price Spectrum Income	2.79%	3.57%	8.39%	8.96%	7.54%	8.17%	-	06/29/1990

	Stability
	Lipper General Bond Funds Average	2.22%	2.45%	3.93%	5.10%	5.85%	7.16%	-	-
	TRP Stable Value Fund Sch A	.99%	3.01%	4.09%	4.73%	5.27%	5.71%	-	09/12/1988
	Citigroup 3-Mos Treasury Bill Index	.32%	.79%	1.03%	1.41%	2.96%	4.08%	-	-

[Name of participant] Retirement Account Summary	November 16, 2003 to November 17, 2004

T. Rowe Price Market Review

Market Review: 3rd Quarter 2004

Stocks Fell, Bonds Rose Amid Period of Modest Growth

U.S. stocks fell in the third quarter as the economy moved through a period of softer-than-expected growth and investors grew concerned about a general slowdown of corporate earnings growth. The economic deceleration was partially attributable to rising oil prices - which neared $5 per barrel at the end of September - and higher short-term interest rates. The Federal Reserve, which raised the federal funds target rate from 1.00% to 1.25% on June 30, authorized two additional quarter-point rate increases in the last three months. These actions lifted the target rate to 1.75%.

Growth

Small- and mid-cap shares fared worse than their larger counterparts. For the quarter, the small-cap Russell 2000 Index and the S&P MidCap 400 Index returned -2.86% and -2.10% respectively, versus -1.87% for the large-cap S&P 500 Index. As measured by various Russell indexes, value stocks strongly outperformed growth across all market capitalizations. Among larger companies, most sectors declined, but information technology, consumer staples, and health care shares fared worst. On the plus side, energy shares surged, while utilities and telecommunications services stocks produced milder gains.

Income

U.S. bonds performed well in the third quarter. Short-term interest rates rose, tracking the Fed's rate increases, but long-term interest rates declined and finished the period near six-month lows. Consequently, long-term Treasuries fared best, but high-yield and investment-grade corporate and municipal bonds also performed well. Mortgage- and asset-backed securities trailed somewhat. The Lehman Brothers U.S. Aggregate Index, a broad measure of the domestic investment-grade bond market, returned 3.20% for the period.

Stability

During the quarter, money market rates rose - with increases ranging from a quarter to a half of a percentage point. For example, the three-month Treasury bill (T-bill) went from 1.26% to 1.70%; the six-month T-bill went from 1.64% to 1.99%; and 90-day commercial paper went from 1.51% to 1.90%.

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